UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

EYENOVIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, NY 10017

(Address of Principal Executive Offices, and Zip Code)

(917) 289-1117

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $0.0001 par value	EYEN	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Loan and Security Agreement

On November 22, 2022, Eyenovia, Inc. (the “Company”), as borrower, entered into a Loan and Security Agreement, including the initial Supplement referenced therein (the “Loan and Security Agreement”), with Avenue Capital Management II, L.P., as administrative agent and collateral agent (the “Agent”), Avenue Venture Opportunities Fund II, L.P., as a lender (“Avenue 2”), and Avenue Venture Opportunities Fund, L.P., as a lender (“Avenue 1”, and together with Avenue 2, the “Lenders”).

Amount. The Loan and Security Agreement provides for term loans in an aggregate principal amount of up to $15.0 million to be delivered in multiple tranches (the “Term Loans”). The tranches consist of (i) a term loan advance to the Company in an aggregate principal amount of $10.0 million (“Tranche 1”), on November 22, 2022 (the “Closing Date”) and (ii) subject to the achievement of certain performance milestones set forth in the Loan and Security Agreement, a right of the Company to request that the Lenders make additional term loan advances to the Company in an aggregate principal amount of up to $5.0 million (“Tranche 2”) with an expiration date of July 31, 2023. The Company intends to use the proceeds of the Term Loans for working capital and general corporate purposes.

Right to Invest. The Lenders have the right, at any time prior to the date that is 18 months following the Closing Date (the “End Date”), to invest up to $1.0 million in the aggregate in the Company’s equity securities on the same terms, conditions, and pricing offered by the Company to other investors in connection with certain offerings of the Company’s equity securities to third party investors for capital raising purposes occurring after the Closing and prior to the End Date.

Conversion Right. Additionally, the Lenders have the right to convert, at any time prior to the End Date, an aggregate amount of up to $5.0 million of the outstanding principal amount into shares of common stock of the Company (the “Common Stock”) at a conversion price equal to 120% of the closing price of the Common Stock on the Closing Date.

Maturity. The Term Loans mature on November 1, 2025 (the “Maturity Date”).

Interest Rate and Amortization. The principal balance of the Term Loans bears interest at a variable rate per annum equal to the greater of (a) the sum of 4.45% and the prime rate as reported in The Wall Street Journal and (b) 7.00%. Borrowings under the Loan and Security Agreement are repayable in monthly interest-only payments through the twelfth month anniversary of the Closing Date (which may be extended for an additional six months if the Company has requested and the Lenders have funded the full amount of Tranche 2). After the interest-only payment period, borrowings under the Loan and Security Agreement are repayable in equal monthly payments of principal and accrued interest until the Maturity Date.

Final Payment. The Company will pay 4.25% of the advanced amount, due upon the earlier of the Maturity Date or termination of the Term Loans (the “Final Payment”).

Prepayment Fee. The Company may, at its option at any time, prepay the Term Loans in their entirety by paying the then outstanding principal balance and all accrued and unpaid interest on the Term Loans, subject to a prepayment premium equal to (i) 3.0% of the principal amount outstanding if the prepayment occurs during the first anniversary following the Closing Date, (ii) 2.0% of the principal amount outstanding if the prepayment occurs after the first anniversary following the Closing Date, but on or prior to the second anniversary following the Closing Date, and (iii) 1.0% of the principal amount outstanding at any time thereafter but prior to the third anniversary following the Closing Date.

Security. The Loan and Security Agreement is collateralized by substantially all of the Company’s assets, in which the Agent is granted continuing security interests.

Covenants; Representations and Warranties; Other Provisions. The Loan and Security Agreement contains customary representations, warranties and covenants, including covenants by the Company limiting additional indebtedness, liens (including a negative pledge on intellectual property and other assets), guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes.

Default Provisions. The Loan and Security Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on the Company. After the occurrence of an event of default, the Agent may (i) accelerate payment of all obligations, impose an increased rate of interest, and terminate the Lenders’ commitments under the Loan and Security Agreement and (ii) exercise any other right or remedy provided by contract or applicable law.

The Loan and Security Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022 (the “Annual Report”).

Subscription Agreement

In connection with the entry into the Loan and Security Agreement, the Company entered into a Subscription Agreement by and among the Company and the Lenders, pursuant to which the Company issued (i) 219,123 shares of Common Stock to Avenue 1 and (ii) 328,684 shares of Common Stock to Avenue 2, with an issue date as of the Closing Date. The issuance of the shares of Common Stock was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements are met.

The Subscription Agreement will be filed as an exhibit to the Company’s Annual Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Loan and Security Agreement is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Subscription Agreement is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On November 29, 2022, the Company issued a press release announcing the execution of the Loan and Security Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release of the Company, dated November 29, 2022.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: November 29, 2022	/s/ John Gandolfo
John Gandolfo
Chief Financial Officer